EXHIBIT 5.1

                                                            (Form S-8)








                             May 12, 2000





The Manitowoc Company, Inc.

500 South 16th Street

P.O. Box 66

Manitowoc, WI  54221-0066



Ladies and Gentlemen:



     We are providing this opinion in connection with the Registration

Statement of The Manitowoc Company, Inc. (the "Company") on Form S-8

(the "Registration Statement") filed under the Securities Act of 1933,

as amended (the "Act"), with respect to the proposed sale of up to






187,500 shares of Common Stock, par value $0.01 per share, of the

Company (the "Shares") pursuant to the Company's 1999 Non-Employee

Director Stock Option Plan (the "Plan").



     In connection with this opinion, we have examined: (i) the

Registration Statement; (ii) the Company's Restated Articles of

Incorporation and Bylaws;  (iii) the Plan; (iv) the corporate proceedings relating to the adoption of the Plan; and (v) such other documents and records as I have deemed necessary in order to render this opinion.  In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.



     Based upon the foregoing, it is our opinion that:



1.   The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.



2.   The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company,

     subject to the personal liability which may be imposed on

     shareholders by Section 180.0622(2)(b) of the Wisconsin Business

     Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.



     I consent to the filing of this opinion as an Exhibit to the

Registration Statement.  In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Act, or that I come within the category of persons whose consent is required by

Section 7 of the Act.





                              Very truly yours,



                              /s/ QUARLES & BRADY LLP

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                              QUARLES & BRADY LLP